UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2016

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan	48152
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2016, the Board of Directors of Tower International, Inc. (“Tower”) appointed James C. Gouin as President, effective September 1, 2016, and as Chief Executive Officer, effective January 1, 2017.  Mr. Gouin will join the Board of Directors when he becomes Chief Executive Officer.  Mr. Gouin’s prior position was Tower’s Executive Vice President and Chief Financial Officer, a position he held since November 2007.

The Board of Directors also appointed Jeffrey Kersten to succeed Mr. Gouin as Executive Vice President and Chief Financial Officer, effective September 1, 2016.  Mr. Kersten's prior position was Senior Vice President, Corporate Controller and Business Development.

Mark Malcolm will remain as Chief Executive Officer until his previously announced retirement date of December 31, 2016.  Mr. Malcolm will continue to serve on Tower’s Board of Directors following his retirement.

In connection with his appointment as Chief Executive Officer, Mr. Gouin entered into an amended and restated employment agreement which will be effective January 1, 2017. Under the terms of the amended and restated employment agreement, Mr. Gouin will be entitled to the following:

•	an annual base salary of $800,000, subject to periodic review and adjustment by the compensation committee of the Board;

•	a variable annual bonus with a target amount equal to 125% of base salary;

•	an annual long term incentive award pursuant to Tower’s equity incentive plan with a target amount equal to 250% of base salary; and

•	severance payments and benefits in the event of his involuntary termination of employment without cause (including due to death, disability or Tower’s non-renewal of the term) or resignation for good reason; enhanced severance is also payable if he is involuntarily terminated without cause or resigns for good reason within two years following a change in control of Tower.

In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Kersten also entered into an amended and restated employment agreement. Under the terms of the employment agreement, effective September 1, 2016, Mr. Kersten will be entitled to the following:

•	an annual base salary of $450,000, subject to periodic review and adjustment by the compensation committee of the Board;

•	a variable annual bonus with a target amount equal to 100% of base salary;

•	an annual long term incentive award pursuant to Tower's equity incentive plan with a target amount equal to 100% of base salary; and

•	severance payments and benefits in the event of his involuntary termination of employment without cause (including due to death, disability or Tower’s non-renewal of the term) or resignation for good reason; enhanced severance is also payable if he is involuntarily terminated without cause or resigns for good reason within two years following a change in control of Tower.

Mr. Kersten will continue to be eligible for a retention bonus in the amount of $722,700 on the same terms and conditions as provided under his employment agreement in effect prior to September 1, 2016. Mr. Kersten will be entitled to payment of the retention bonus on the earlier to occur of: (a) December 31, 2017 (subject to certain conditions described in Mr. Kersten’s amended and restated employment agreement) or (b) his termination of employment due to death or disability.

The above-mentioned target amounts for Messrs. Gouin and Kersten are subject to market evaluation and adjustment at the discretion of the compensation committee.

The employment agreements with Messrs. Gouin and Kersten each provide that all outstanding equity-based awards granted to them under Tower’s equity incentive plan will become fully vested upon a change in control of Tower.

The initial term of each employment agreement with Messrs. Gouin and Kersten expires on December 31, 2017, but is subject to automatic extension for successive one-year periods unless either the officer or Tower gives the other at least 60 calendar days’ written notice of non-renewal.

The preceding summaries of the amended and restated employment agreements with Mr. Gouin and Mr. Kersten are qualified in their entirety by references to the texts of their respective agreements, copies of which are being filed as Exhibits 10.1 and 10.2, respectively, to this report.

A copy of Tower’s press release related to these executive appointments is being furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are filed or furnished with this report:

Exhibit 10.1*	Second Amended and Restated Employment Agreement, dated August 31, 2016, between Tower Automotive Operations USA I, LLC and James C. Gouin.

Exhibit 10.2*	Amended and Restated Employment Agreement, dated August 31, 2016, between Tower Automotive Operations USA I, LLC and Jeffrey Kersten.

Exhibit 99.1**	Press release of Tower International, Inc., dated September 1, 2016, reporting the appointments of Messrs. Gouin and Kersten.

*             Filed.

**           Furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

	By:	/s/ Jeffrey Kersten
		Name:	Jeffrey Kersten
		Title:	Executive Vice President and Chief Financial Officer

Dated: September 1, 2016

EXHIBIT INDEX

Exhibit 10.1*	Second Amended and Restated Employment Agreement, dated August 31, 2016, between Tower Automotive Operations USA I, LLC and James C. Gouin.

Exhibit 10.2*	Amended and Restated Employment Agreement, dated August 31, 2016, between Tower Automotive Operations USA I, LLC and Jeffrey Kersten.

Exhibit 99.1**	Press release of Tower International, Inc., dated September 1, 2016, reporting the appointments of Messrs. Gouin and Kersten.

*             Filed.

**           Furnished.

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